Power of Attorney

      The undersigned hereby constitutes and appoints each of

Elizabeth D. Moore, Carole Sobin, Peter J. Barrett, Marisa Joss,

and Vanessa M. Franklin, or any of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the

undersigned's capacity as an officer of Consolidated

Edison, Inc. or its subsidiaries (the "Company"), Forms

ID, 3, 4 and 5 (collectively, the "Forms") in accordance

with Section 16(a) of the Securities Exchange Act of

1934 (the "Exchange Act") and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to

complete and execute any such Forms, complete and

execute any amendment or amendments thereto, and timely

file such Forms with the United States Securities and

Exchange Commission and any stock exchange or similar

authority; and

(3) take any other action of any type whatsoever in

connection with the foregoing which, in the opinion of

such attorney-in-fact, may be of benefit to, in the best

interest of, or legally required by, the undersigned, it

being understood that the documents executed by such

attorney-in-fact on behalf of the undersigned pursuant

to this Power of Attorney shall be in such form and

shall contain such terms and conditions as such

attorney-in-fact may approve in such attorney-in-fact's

discretion.

      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or

revocation, hereby ratifying and confirming all that such

attorney-in-fact, or such attorney-in-fact's substitute or

substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact,

in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the

undersigned's responsibilities to comply with Section 16 of the

Exchange Act.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing

attorneys-in-fact.  The undersigned hereby revokes all previously executed powers of attorney relating to the Forms.

      IN WITNESS WHEREOF, the undersigned has caused this Power of

Attorney to be executed as of this 10 day of December, 2012.

/s/ John McAvoy

John McAvoy

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